EXHIBIT 23.1

                         Consent of Independent Auditors

We consent to the incorporation by reference in Post-Effective Amendment No. 1 to the Registration Statement (Form S-3 No. 33-62135) of Health and Retirement Properties Trust and in the related Prospectus, in the Registration Statement (Form S-3 No. 333- 26887) of Health and Retirement Properties Trust and in the related prospectus; and in the Registration Statement (Form S-3 No. 333-34823) of Health and Retirement Properties Trust and in the related Prospectus of our report dated February 9, 1998, with respect to the consolidated financial statements of Health and Retirement Properties Trust incorporated by reference in this Annual Report (Form 10-K) for the year ended December 31, 1997.

Our audits also included the financial statement schedules of Health and Retirement Properties Trust listed in Item 14(a). These schedules are the responsibility of the Company's management. Our responsibility is to express an opinion based on our audits. In our opinion, the financial statement schedules referred to above, when considered in relation to the basic financial statements taken as a whole, present fairly in all material respects the information set forth therein.

                                        /s/ ERNST & YOUNG LLP
                                        ERNST & YOUNG LLP

Boston, Massachusetts
March 9, 1998